FOR IMMEDIATE RELEASE

American Realty Capital Properties to Release Third Quarter 2013 Financial Results and Host Earnings

Conference Call on November 7, 2013

New York, New York, October 10, 2013 – American Realty Capital Properties, Inc. (“ARCP”) (NASDAQ: ARCP) announced today it will issue its third quarter financial results before market open on Thursday, November 7, 2013 and will host a conference call and webcast on the same day at 11:00 a.m. Eastern Time. Nicholas S. Schorsch, Chairman and Chief Executive Officer, and Brian S. Block, Chief Financial Officer, will conduct the call.

Live Conference Call and Webcast Details*

Domestic Dial-In Number: 1-888-317-6003

International Dial-In Number: 1-412-317-6061

Canada Dial-In Number: 1-866-284-3684

Conference ID: 7852498

Webcast: http://arcpreit.com/Q32013EarningsCall/

*Participants should dial in 10-15 minutes early.

Conference Call Replay Details

Domestic Dial-In Number: 1-877-344-7529

International Dial-In Number: 1-412-317-0088

Canada Dial-In Number: 1-855-669-9658

Conference ID: 10034661

Date Available: November 7, 2013(one hour after the end of the conference call) to January 31, 2014 at 9:00 AM ET

About ARCP

ARCP is a publicly traded Maryland corporation listed on The NASDAQ Global Select Market, focused on acquiring and owning single tenant freestanding commercial properties subject to net leases with high credit quality tenants. Additional information about ARCP can be found on its website at www.arcpreit.com. The Company may disseminate important information regarding the company and its operations, including financial information, through social media platforms such as Twitter, Facebook and LinkedIn.

Important Notice

The statements in this press release that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause the outcome to be materially different. In addition, words such as “anticipate,” “believe,” “expect” and “intend” indicate a forward-looking statement, although not all forward-looking statements include these words.

Contacts

Anthony J. DeFazio	Brian S. Block, EVP and CFO
DDCworks	American Realty Capital Properties, Inc.
tdefazio@ddcworks.com	bblock@arlcap.com
Ph: (484-342-3600)	Ph: (212-415-6500)